UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2016

SLM Student Loan Trust 2013-1
 ________________________________________
(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, Inc.
(Exact name of Sponsor as specified in its charter)

Delaware	333-166301-11 333-166301	04-3480392 04-3480392 54-1843973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification Number)

c/o Deutsche Bank Trust Company Delaware 60 Wall Street, 27th Floor Mailstop NYC 60 2720 New York, New York 10005
_________________________________ (Address of principal executive offices)

Issuer’s telephone number, including area code:	703-984-5858
Not Applicable
______________________________________________
 Former name or former address, if changed since last report
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

The consent of 100% of the holders of each of the Class A-2 Notes, Class A-3 Notes and Class B Notes of the SLM Student Loan Trust 2013-1 (the “2013-1 Trust”) was solicited beginning August 8, 2016, in an effort to extend the Class A-2 Maturity Date to the September 2055 Distribution Date, to extend the Class A-3 Maturity Date to the September 2055 Distribution Date and to extend the Class B Maturity Date to the November 2075 Distribution Date, pursuant to a Supplemental Indenture No. 1 (“Supplemental Indenture 1”) proposed to be entered into among the 2013-1 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.
As of September 6, 2016, consents had been obtained from (and not subsequently revoked by) holders of Class A-2 Notes representing 69.89% of the issued and outstanding Class A-2 Notes, and consents had not yet been received from holders of Class A-2 Notes representing 30.11% of the issued and outstanding Class A-2 Notes (the “Class A-2 Non-Consenting Noteholders).  As of September 6, 2016, consents had been obtained from (and not subsequently revoked by) holders of Class A-3 Notes representing 51.12% of the issued and outstanding Class A-3 Notes, and consents had not yet been received from (or had been received from but were subsequently revoked by) holders of Class A-3 Notes representing 48.88% of the issued and outstanding Class A-3 Notes (together with the Class A-2 Non-Consenting Noteholders, the “Class A Non-Consenting Noteholders”). As of September 6, 2016, consents had been obtained from (and not subsequently revoked by) holders of Class B Notes representing 73.12% of the issued and outstanding Class B Notes (the “Class B Consenting Noteholders”), and consents had not yet been received from holders of Class B Notes representing 26.88% of the issued and outstanding Class B Notes (the “Class B Non-Consenting Noteholders” and, together with the Class A Non-Consenting Noteholders, the “Non-Consenting Noteholders”).
While consents ceased being actively solicited on September 6, 2016, the final expiration date of the solicitations, the only effect of that date was to make revocable all consents previously obtained.  No revocation of any consent previously obtained has been received.
As of September 13, 2016, it was determined that it was unlikely that any further consents would be obtained from the Non-Consenting Noteholders.  Therefore, it was determined that it was unlikely that the Class A-2, Class A-3 and Class B solicitation would result in Supplemental Indenture 1 being entered into, the Class A-2 Maturity Date being extended to the September 2055 Distribution Date, the Class A-3 Maturity Date being extended to the September 2055 Distribution Date, or the Class B Maturity Date being extended to the November 2075 Distribution Date. However, upon the request of one or more holders of Notes issued by the 2013-1 Trust, in the future a new consent solicitation process may be commenced to extend the maturity dates of one or more classes of outstanding Notes issued by the 2013-1 Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2013-1
By: Navient Funding, LLC

Dated: September 14, 2016	By: /s/ C. Scott Booher
Name: C. Scott Booher
Title: Vice President